UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 21, 2008 (May 16, 2008)

QUICK-MED TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-27545	65-0797243
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

902 NW 4th Street Gainesville, Florida	32601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (888) 835-2211

______________________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Form 8-K and other reports filed by Quick-Med Technologies, Inc. (“Registrant”, “we”, “our”, or “us”) from time to time with the Securities and Exchange Commission (collectively, the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the filings the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although the Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

Item 1.01 Entry into a Material Definitive Agreement

The following discussion provides only a brief description of the documents described below.  The discussion is qualified in its entirety by the text of the agreement, which is attached to this Current Report on Form 8-K as an exhibit.

On May 16, 2008, we and BASF Beauty Care Solutions, L.L.C., a member of BASF Group (“BASF”), signed a Manufacturing and Distribution Agreement (“Agreement”) with an effective date of August 1, 2007.  This Agreement supersedes The Master Agreement for Product Development, Manufacturing and Distribution and the Product Development and Distribution Agreement for Ilomastat dated August 15, 2002, the Tolling Agreement dated October 20, 2005, as amended, and the Letter of Intent with the effective date of February 1, 2006, as amended, (“Prior Agreements”) between us and BASF.

Under this Agreement, we appointed BASF as an exclusive manufacturer and distributor of our MultiStat™ Compound, Ilomastat, (“QMT Compound”) in the over-the-counter retail cosmetic consumer products in the worldwide territory with the exclusive and non-exclusive licenses of certain patent rights.  In consideration of the rights and appointments, we are entitled to receive distribution fees on a quarterly basis of the contract year minimum sales of products containing QMT Compound in each of the three contract years as set forth in the Agreement.  BASF agrees that to the extent required by applicable law, all products used, sold or distributed by BASF will be manufactured substantially in the U.S. The contract year began January 1, 2008, and each consecutive 12-month period thereafter during the term of the Agreement.  The term of the Agreement expires on December 31, 2010.  We may terminate this Agreement prior to such expiration upon a material breach by BASF, or BASF’s failure to meet minimum sales requirements.

The license under the Agreement may be sublicensed to BASF’s affiliates or third parties solely for the right to manufacture and to sell the licensed products for the purpose set forth in the Agreement.

      There are no material relationships between the Company or its affiliates and any of the parties to the Agreement, other than with respect to the Agreement.

Item 9.01                                Financial Statements and Exhibits

(c)           Exhibits.

Exh. No.                                Description

10.1.
Manufacturing and Distribution Agreement by and between Quick Med Technologies, Inc. and BASF executed on May l 6, 2008 but made effective as of August 1, 2007.  (Portions of this exhibit have been omitted pursuant to a request for confidential treatment.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUICK-MED TECHNOLOGIES, INC.
(Registrant)

Date: May 21, 2008
/s/ Nam H. Nguyen________________
Nam H. Nguyen, Chief Financial Officer